Exhibit 10.4

Shareholder Investment Agreement

Party A: Qianxinan Aosen Forestry Company, Limited	Address: Hexin Village, Guizhou Dingxiao Economic Development Zone
Party B: Guizhou Yinyan Wood Co., Ltd.	Address: Gelao Site, Bailang Village, Yunguan Town, Nanming District, Guiyang City

This Agreement is made upon the incorporation of Qianxinan Silvan Flooring Company, Limited jointly invested in by the two parties pursuant to the laws and regulations of the PRC for mutual observance.

1. Names and addresses of the investors

Address: Hexin Village, Guizhou Dingxiao Economic Development Zone Shareholder: Qianxinan Aosen Forestry Company, Limited Legal representative: Bai Yulu ID Card No. 520102196412161618

Address: Gelao Site, Bailang Village, Yunguan Town, Nanming District, Guiyang City

Shareholder: Guizhou Yinyan Wood Co., Ltd.

Legal representative: Bai Yulu

ID Card No. 520102196412161618

2. Form and Amount of Investment

The total investment amount of the investors is RMB 20 million yuan only (the Total Investment), 11 million yuan from Party A accounting for 55% of the Total Investment, 9 million yuan from Party B accounting for 45% of the Total Investment.

Each investor shall before ( ) of 2007 pay the above amount into the account of the specified bank:

_________________________________.

3. Distribution of Profit and Bearing of Loss

Each investor shall get the profit generated by the investment and bear the loss arising from the investment in the proportion of its investment amount to the Total Investment.

Each investor shall bear liability for the investment within the scope of its investment amount, the investors shall bear liability towards Qianxinan Silvan Flooring Company, Limited within the scope of the Total Investment.

The shares formed by the investment amount of the investors and the ownership interest of the investors therein shall be owned jointly by the investors in proportion to their respective investment amount.

Each investor shall be entitled to obtain corresponding property in proportion to its investment amount after the transfer of its shares in Qianxinan Silvan Flooring Company, Limited (hereinafter referred to as the Company).

4. Management of the Investment

4.1 The investors delegate Party B to handle the daily management of the investment on behalf of all the investors, including but not limited to: (1) The exercise of the right and the performance of obligation as the incorporator of the Company at the stage of the incorporation of the Company; (2) The exercise of the right and the performance of obligation as the shareholder of the Company after the incorporation of the Company; 4.2 Party A shall be entitled to check the daily management, Party B shall be obligated to report to the other investor the operational and the financial situation of the investment; 4.3 The earnings from the management of the investment by Party B belongs to both investors and the loss or civil liability from the management of the investment by Party B shall be borne by both investors; 4.4 Party B shall make compensation for the loss suffered by the other investor as a result of negligence or non-compliance with this Agreement of Party B in the management of the investment.

4.5 Each investor may object to the management of the investment by Party B, upon which time the management shall be suspended. A dispute, if any, shall be settled mutually by the two investors; 4.6 The following matters shall be agreed upon by the investors unanimously: (1) Transfer the shares in Qianxinan Silvan Flooring Company, Limited; (2) Make investment with the above shares; (3) Change the manager of the investment.

5. Investment Transfer

5.1 The investor shall obtain the consent of the other investor for the transfer of all or part of the investment of the former to other person than the parties hereto; 5.2 If one party intends to transfer all or part of its shares in the total investment to the other, it shall notify the other of such intention; 5.3 If one party intends to transfer its shares in the total investment pursuant to laws, the other party shall have the right of the first refusal under equal conditions.

6. Other Rights and Obligations

6.1 The investors shall not transfer or dispose of its shares without permission;

6.2 The investors shall not transfer its shares or investment amount within 3 years after the registration date of Qianxinan Silvan Flooring Company, Limited; 6.3 Either investor shall not withdraw its investment amount from the Company illegally after the incorporation of Qianxinan Silvan Flooring Company, Limited; 6.4 When Qianxinan Silvan Flooring Company, Limited can not be incorporated, the investors shall bear the debt and expense incurred in the act of incorporation in proportion to their investment amount.

7. Assignment of Responsibility and Appointment

Both parties shall appoint Bai Duolu as the Chairman of the Board of Directors and legal representative of the Company.

8. Liability for Breach of Agreement

In order to secure the actual performance of this Agreement, Party B voluntarily provides guarantee to the other investor(s) with all it has. Party B guarantees to take the liability for breach hereof towards the other investor within the scope of the above property if it breaches this Agreement and causes loss to the other investor.

9. Miscellaneous Provisions

9.1 The unexhausted matters hereof shall be subject to a supplementary agreement signed after the unanimous consent by the investors through friendly discussion.

9.2 This Agreement shall become effective upon the signature and seal by both investors. This Agreement is made in duplicate, with each party keeping one duplicate.

Party A (signature): Bai Yulu	Party B (signature): Bai Yulu
October 16, 2007	October 16, 2007
Place of signature: ______________________	Place of signature: ______________________